TENNESSEE COMMUNITY BANK HOLDINGS, INC.
575 SOUTH MAIN STREET
ASHLAND CITY, TENNESSEE 37015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 19, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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The Board of Directors recommends you vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of September 16, 2019, by and among Reliant Bancorp, Inc., Tennessee Community Bank Holdings, Inc., and Community Bank & Trust, as such agreement may be amended from time to time.	☐	☐	☐
2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal 1.	☐	☐	☐

NOTE: If other matters properly come before the special meeting, your proxies will vote on those matters, in their discretion, in accordance with their best judgment on such matters.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting — Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

Tennessee Community Bank Holdings, Inc.
Special Meeting of Shareholders December 20, 2019
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Debbie C. Small and James Dillingham, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tennessee Community Bank Holdings, Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholder(s) to be held at 10:00 AM, CST on December 20, 2019, in the Board Room of Community Bank & Trust located at 575 South Main Street Ashland City, Tennessee 37015, and any adjournment or postponement thereof (the "special meeting").

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, shares will be voted "FOR" the proposal to approve the Agreement and Plan of Merger, dated September 16, 2019, by and among Reliant Bancorp, Inc., Tennessee Community Bank Holdings, Inc., and Community Bank & Trust, and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the special meeting. However, if any other matters are properly brought before the special meeting, the persons named in this proxy or their substitutes will vote, in their discretion, in accordance with their best judgment on such matters.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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